Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated March 29, 2011 relating to the financial statements of Summit Entertainment, LLC, which appears in the Current Report on Form 8-K/A of Lions Gate Entertainment Corp. dated March 22, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
June 6, 2013